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                                 FMC CORPORATION

                                                                     Exhibit: 12

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
                                                                          Six Months Ended
                                                                              June 30,
                                                                          2002       2001
                                                                          ----       ----
Earnings:
   Income (loss) from  continuing  operations  before income taxes and
     cumulative effect of a change in accounting principle               $  33.1  $ (424.1)
   Minority interests                                                        1.1       0.6
   Undistributed (earnings) losses of affiliates                            (0.5)     (0.2)
   Interest expense and amortization
     of debt discount, fees and expenses                                    32.4      29.8
   Amortization of capitalized interest                                      1.6       1.9
   Interest included in rental expense                                       2.2       2.9
                                                                         -------  --------
Total earnings                                                           $  69.7  $ (389.1)
                                                                         =======  ========


Fixed charges:
   Interest expense and amortization
     of debt discount, fees and expenses                                 $  32.4  $   29.8
   Interest capitalized as part of fixed assets                              3.5       5.3
Interest included in rental expense                                          2.2       2.9
                                                                         -------  --------
Total fixed charges                                                      $  38.1  $   38.0
                                                                         =======  ========

Ratio of earnings to fixed charges                                           1.8x    (10.4)x
                                                                         =======  ========
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